Exhibit 4.2.1

Execution Version

FIRST AMENDMENT

TO THE

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO THE SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made as of May 14, 2020 (the “Effective Date”) by and among Sunnova Energy International Inc., a Delaware corporation (the “Company”), and each of the stockholders of the Company listed on the signature pages hereto (together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company and certain existing stockholders of the Company (the “Original Holders”) are party to that certain Second Amended and Restated Registration Rights Agreement, dated as of July 29, 2019 (the “Agreement”);

WHEREAS, in connection with the issuance and sale of its 9.75% Convertible Senior Unsecured Notes due 2025 (the “Notes”), the Company desires to amend the Agreement to add the purchasers of the Notes (the “Note Purchasers”) as parties to the Agreement and to make such other changes to the Agreement as are set forth more fully in this Amendment, including the establishment of certain demand and piggyback registration rights in favor of the Note Purchasers;

WHEREAS, Section 2.10 of the Agreement requires that the Company obtain the prior written consent of the Holders of a majority of the Registrable Securities then outstanding before it may enter into any agreement with any holder or prospective holder of any securities of the Company that would provide for demand registration rights, among other things;

WHEREAS, Section 3.5 of the Agreement requires that the Company obtain the written consent of the Holders of 75% of the Registrable Securities then outstanding to amend any term of the Agreement;

WHEREAS, the Original Holders included in the signature pages hereto are Holders of over 75% of the Registrable Securities outstanding prior to the effectiveness hereof, and the signatures of such Original Holders to this Amendment are intended to express the consent of such Original Holders in accordance with Sections 2.10 and 3.5 of the Agreement;

NOW THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Agreement.

2. Amendments. Each of the Parties hereto agrees that, effective as of the Effective Date:

a	The Preamble of the Agreement is hereby amended by deleting the same and replacing it in its entirety as follows:

THIS SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is made as of July 29, 2019, by and among Sunnova Energy International Inc., a Delaware corporation (the “Company”), each of the shareholders listed on Schedule A hereto and each of the Convertible Note Holders (as defined herein) party hereto, each of which is referred to in this Agreement as a “Holder.”

b	Section 1.2 of the Agreement is hereby amended by restating the following definition in its entirety as follows:

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, excluding any portfolio companies in which any funds managed, advised or sub-advised by such Person or any of their Affiliates have invested. For purposes of this Agreement, (a) “Affiliates” of the EIG Funds shall (i) include any funds managed, advised or sub-advised by FS/EIG Advisor, LLC, FS/KKR Advisor, LLC or any of their Affiliates and (ii) exclude any portfolio companies in which any funds managed, advised or sub-advised by FS/EIG Advisor, LLC, FS/KKR Advisor, LLC or any of their Affiliates have invested; (b) “Affiliates” of the ECP Funds shall (i) include any funds managed, advised or sub-advised by Energy Capital Partners III, LLC or any of its Affiliates and (ii) exclude any portfolio companies in which any funds managed, advised or sub-advised by Energy Capital Partners III, LLC or any of its Affiliates have invested; and (c) “Affiliates” of the Quantum Investor shall (i) include any funds managed, advised or sub-advised by Soros Fund Management LLC or any of its Affiliates and (ii) exclude any portfolio companies in which any funds managed, advised or sub-advised by George Soros, Soros Fund Management LLC, SFM Participation II LP or any of their respective Affiliates have invested.

c	Section 1.4 of the Agreement is hereby amended by restating the following definition in its entirety as follows:

“Business Day” means any day of the year on which national banking institutions in Houston, Texas are able to conduct business.

d	Section 1.5 of the Agreement is hereby amended by restating the following definition in its entirety as follows:

“Common Stock” means the common stock, par value $0.0001 per share, of the Company.

e	Section 1.6 of the Agreement is hereby amended by adding the following definition as a new Section 1.6 in its entirety as follows:

“Convertible Note Holders” means all holders of the Notes and of Common Stock issued upon conversion of the Notes.

f	Section 1.27 of the Agreement is hereby amended by adding the following definition as a new Section 1.27 in its entirety as follows:

“Note Purchase Agreement” means that certain Note Purchase Agreement, dated May 13, 2020, by and among the Company and the investors party thereto.

g	Section 1.28 of the Agreement is hereby amended by adding the following definition as a new Section 1.28 in its entirety as follows:

“Notes” means the Company’s 9.75% Convertible Senior Unsecured Notes due 2025.

h	Section 1.29 of the Agreement is hereby amended by restating the following definition in its entirety as follows:

“Opt-Out Notice” has the meaning given to such term in Section 2.2(d).

i	Section 1.30 of the Agreement is hereby amended by restating the following definition in its entirety as follows:

“Other Registrable Securities” shall mean all Registrable Securities other than the Registrable Securities held by the ECP Holders, the EIG Holders, the Quantum Holders or the Convertible Note Holders.

j	Section 1.36 of the Agreement is hereby amended by restating the following definition in its entirety as follows:

“Registrable Securities” means (a) any Common Stock owned by the Holders, (b) any Common Stock held by any Holder that may be issued or distributed or be issuable in respect of any such shares by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, (c) any Common Stock issued as a distribution with respect to, or in exchange for or in replacement of any of such shares, and (d) any Common Stock issued or transferred in exchange for or upon conversion of any of such shares as a result of a merger, consolidation, reorganization or otherwise (including, without limitation, any securities issued upon the conversion of the Company to a successor corporation) and any other securities issued to any of the Holder in connection with any such transaction, provided that with respect to any of the Convertible Note Holders, in their capacity as such, Registrable Securities shall only include (i) Common Stock issued or issuable upon conversion of the Notes and (ii) any other Registrable Securities held by such Convertible Note Holders on or prior to May 14, 2020; excluding in all cases, however, any

Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 3.1, and excluding for purposes of Section 2 any Common Stock for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.”

k	Section 2.1(a) of the Agreement is hereby amended by deleting the same and replacing it in its entirety as follows:

“Form S-1 Demand. If at any time after one hundred eighty (180) days after the effective date of the Registration Statement for the IPO, the Company receives a request from (i) the ECP Holders, (ii) the EIG Holders, (iii) the Quantum Holders, or (iv) other Holders of at least forty percent (40%) of the Other Registrable Securities then outstanding, in each case that the Company file a Registration Statement on Form S-1 with respect to Registrable Securities, in the case of the immediately preceding clauses (i), (ii), (iii) and (iv), having an anticipated aggregate offering price net of Selling Expenses, in excess of $20 million, then the Company shall (1) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (2) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Registration Statement on Form S-1 under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.”

l	Section 2.1(b) of the Agreement is hereby amended by deleting the same and replacing it in its entirety as follows:

“Form S-3 Demand. If at any time when it is eligible to use Form S-3, the Company receives a request from (i) the ECP Holders, (ii) the EIG Holders and (iii) the Quantum Holders or (iv) other Holders of at least thirty percent (30%) of the Other Registrable Securities then outstanding that the Company file a Registration Statement, including a shelf registration statement, and if the Company is a WKSI, an automatic shelf registration statement, on Form S-3 with respect to outstanding Registrable Securities of such Holders, then the Company shall (1) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (2) as soon as practicable, and in any event within thirty (30) days after the date such request is given by the Initiating Holders, file a Registration Statement on Form S-3 under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within ten (10) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsections 2.1(c) and 2.3.”

m	Section 2.1(c) of the Agreement is hereby amended by deleting the same and replacing it in its entirety as follows:

“At any time, and from time-to-time, during the period during which a shelf registration statement (including, with respect to the Convertible Note Holders, any registration statement filed and effective pursuant to that certain Registration Rights Agreement, dated May 14, 2020, by and among the Company and the investors party thereto) is effective (the “Shelf Registration Effectiveness Period”) (except during a Demand Suspension, as defined below), any of (i) the ECP Holders, (ii) the EIG Holders, (iii) the Quantum Holders, (iv) the Convertible Note Holders or (v) other Holders of at least thirty percent (30%) of the Other Registrable Securities then outstanding may notify the Company in writing (the “Takedown Request”) of their intent to sell Registrable Securities covered by the Registration Statement (in whole or in part) in an offering (a “Shelf Offering”). Such Takedown Request shall specify the aggregate number of Registrable Securities requested to be registered in such Shelf Offering. Within ten (10) days after receipt by the Company of such Takedown Request, the Company shall deliver a written notice (a “Takedown Notice”) to each other Holder informing each such other Holder of its right to include Registrable Securities in such Shelf Offering. As soon as reasonably practicable and in any event no later than five (5) Business Days after receipt of a Takedown Notice (and no later than two (2) Business Days after the receipt of such Demand Notice in the case of a “bought deal,” a “registered direct offering” or an “overnight transaction” where no preliminary prospectus is used), each such other Holder shall have the right to request in writing that the Company include all or a specific portion of the Registrable Securities held by such other Holder in such Shelf Offering and the Company shall include such Registrable Securities in such Shelf Offering. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be obligated to assist the Convertible Note Holders in connection with (i) any Underwritten Offering that would not result in gross proceeds to the selling Holders in excess of $30 million or (ii) a total of more than three (3) Underwritten Offerings in the aggregate for all Convertible Note Holders.”

n	Section 2.2(c) of the Agreement is hereby amended by deleting the same and replacing it in its entirety as follows:

“Each Holder shall be permitted to withdraw all or part of its Registrable Securities in an offering under this Subsection 2.2 by giving written notice to the Company of its request to withdraw; provided, that (i) such request must be made in writing prior to the effectiveness of such Registration Statement or, in the case of a public offering, at least five (5) Business Days (or one (1) Business Day in the case of a “bought deal,” a “registered direct offering” or an “overnight transaction” where no preliminary prospectus is used) prior to the earlier of the anticipated filing of the “red herring” Prospectus, if applicable, and the anticipated pricing or trade date and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, the Holder shall no longer have any right to include Registrable Securities in such offering as to which such withdrawal was made.”

o	Section 2.2(d) of the Agreement is hereby amended by adding the following as a new Section 2.2(d) in its entirety as follows:

“Any Convertible Note Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Convertible Note Holder not receive notice from the Company of any proposed Company Offering or Shelf Offering, provided, however, that such Convertible Note Holder may later revoke such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice (unless subsequently revoked) the Company shall not deliver any notice of a Company Offering or a Shelf Offering to the applicable Convertible Note Holder, and such Convertible Note Holder shall no longer be entitled to participate in Company Offerings or Shelf Offerings unless such Opt-Out Notice is subsequently revoked by such Convertible Note Holder.”

p	Section 2.3(c) of the Agreement is hereby amended by deleting the same and replacing it in its entirety as follows:

“For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) (or seventy percent (70%) in the case of a registration initiated by a Convertible Note Holder) of the total number of Registrable Securities that the Initiating Holders have requested to be included in such Registration Statement are actually included.”

q	Section 2.10 of the Agreement is hereby amended by deleting the same and replacing it in its entirety as follows:

“From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding and the consent of the Holders of a majority of the aggregate principal amount of outstanding Notes, enter into any agreement with any holder or prospective holder of any securities of the Company that would (a) allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included; or (b) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder”

r	Section 2.12(c) of the Agreement is hereby amended by adding the following as a new Section 2.12(c) in its entirety as follows:

“Notwithstanding the foregoing, Sections 2.12(a) and (b) shall not apply to the Common Stock issued upon conversion of the Notes, which shall contain any legend required by that certain Indenture, dated May 14, 2020, by and between the Company and Wilmington Trust, National Association, governing the Notes, and be subject to any restrictions on transfer set forth therein.”

s	Section 2.13 of the Agreement is hereby amended by deleting the same and replacing it in its entirety as follows:

“The right of any Holder (other than a Convertible Note Holder) to request registration or inclusion of Registrable Securities in any registration pursuant to Subsections 2.1 or 2.2 shall terminate at such time as SEC Rule 144(b)(1) under the Securities Act (or any successor provision) is available for the sale of all of such Holder’s shares without any need to comply with the public information requirements of SEC Rule 144(b)(1) (or any successor provision) or any such shares are sold pursuant to SEC Rule 144. The right of any Convertible Note Holder to request registration or inclusion of any Registrable Securities constituting Common Stock received upon conversion of the Convertible Notes in any registration pursuant to Subsections 2.1 or 2.2 shall terminate upon the sale or disposition of such Registrable Securities by such Holder pursuant to Rule 144 under the Securities Act or pursuant to a Registration Statement.”

t	Section 3.5 of the Agreement is hereby amended by deleting the same and replacing it in its entirety as follows:

“Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the Holders of seventy-five percent (75%) of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(b) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(b) shall be deemed to be a waiver); and provided further, that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; and provided further, that no amendment, termination or waiver with respect to any matter that directly or indirectly affects the rights of any Convertible Note Holder shall be effected without the written consent of of each such Convertible Note Holder against which such amendment, termination or waiver is to be effective. The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 3.5 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision. Notwithstanding the foregoing, in no event may the demand registration rights granted to any Holder pursuant to Section 2.1 of this Agreement be removed or otherwise adversely changed without the prior written consent of such Holders.”

u	Section 3.15 of the Agreement is hereby amended by adding the following as a new Section 3.15 in its entirety as follows:

“The Convertible Note Holders are express third-party beneficiaries of this Agreement and shall have the right, power and authority to enforce the provisions hereof as though they were a party to this Agreement.”

v	Schedule A of the Agreement is hereby amended by deleting the same and replacing it in its entirety with Exhibit A attached hereto.

3. Consent. The Original Holders included in the signature pages hereto are Holders of over 75% of the Registrable Securities outstanding prior to the effectiveness hereof. By execution of this Amendment, such Original Holders hereby consent to the changes described herein in accordance with Sections 2.10 and 3.5 of the Agreement.

4. Continuing Effect of the Agreement. This Amendment is limited solely to the matters expressly set forth herein and does not constitute an amendment, waiver or consent to any provision of the Agreement other than as set forth herein. Except as expressly set forth in this Amendment, the Agreement remains in full force and effect, and the Parties acknowledge and agree that all of their respective obligations hereunder and under the Agreement shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment except to the extent specified herein. From and after the date hereof, each reference in the Agreement and in any exhibits attached thereto to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Agreement after giving effect to this Amendment.

5. Miscellaneous. The provisions of Sections 3.2 (Counterparts), 3.3 (Titles and Subtitles), 3.6 (Severability), 3.8 (Governing Law; Jurisdiction), 3.9 (Waiver of Jury Trial), and 3.11 (Other Interpretive Matters) of the Agreement shall apply with like effect to this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers or agents, or by themselves, as of the date first above written.

COMPANY:

SUNNOVA ENERGY INTERNATIONAL INC.

/s/ William J. Berger
Name:	William J. Berger
Title:	Chairman of the Board, President and Chief Executive Officer

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

ORIGINAL HOLDERS:

ENERGY CAPITAL PARTNERS III, LP

By:		Energy Capital Partners GP III, LP,
its general partner

	By:	Energy Capital Partners III, LLC,
its general partner

	By:	ECP ControlCo, LLC,
its managing member

	By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Authorized Signatory

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

ENERGY CAPITAL PARTNERS III-A, LP

By:		Energy Capital Partners GP III, LP,
its general partner

	By:	Energy Capital Partners III, LLC,
its general partner

	By:	ECP ControlCo, LLC,
its managing member

	By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Authorized Signatory

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

ENERGY CAPITAL PARTNERS III-B, LP

By:		Energy Capital Partners GP III, LP,
its general partner

	By:	Energy Capital Partners III, LLC,
its general partner

	By:	ECP ControlCo, LLC,
its managing member

	By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Authorized Signatory

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

ENERGY CAPITAL PARTNERS III-C, LP

By:		Energy Capital Partners GP III, LP,
its general partner

	By:	Energy Capital Partners III, LLC,
its general partner

	By:	ECP ControlCo, LLC,
its managing member

	By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Authorized Signatory

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

ENERGY CAPITAL PARTNERS III-D, LP

By:		Energy Capital Partners GP III, LP,
its general partner

	By:	Energy Capital Partners III, LLC,
its general partner

	By:	ECP ControlCo, LLC,
its managing member

	By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Authorized Signatory

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

ENERGY CAPITAL PARTNERS III (SUNNOVA CO-INVEST), LP

By:		Energy Capital Partners GP III
Co-Investment (Sunnova), LLC, its general partner

	By:	Energy Capital Partners III, LLC,
its general partner

	By:	ECP ControlCo, LLC,
its managing member

	By:	/s/ Rahman D’Argenio
Name: Rahman D’Argenio
Title: Authorized Signatory

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

HOLDERS:

MTP ENERGY MASTER FUND LLC

By MTP Energy Management LLC, its managing member
By Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

MTP Emerald Fund LLC
By MTP Energy Management LLC, its Manager
By Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

MTP Energy Opportunities Fund III LLC

By: MTP Energy Management LLC, its managing member By: Magnetar Financial LLC, its sole member

By:	/s/ Michael Turro
Name:	Michael Turro
Title:	Chief Compliance Officer

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

TORTOISE ENERGY INFRASTRUCTURE CORP.
By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/Stephen Pang
Name: Stephen Pang
Title: Managing Director

TORTOISE MIDSTREAM ENERGY FUND, INC.
By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/Stephen Pang
Name: Stephen Pang
Title: Managing Director

TORTOISE POWER AND ENERGY INFRASTRUCTURE FUND, INC
By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/Stephen Pang
Name: Stephen Pang
Title: Managing Director

TORTOISE DIRECT OPPORTUNITIES FUND II, LP
By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/Stephen Pang
Name: Stephen Pang
Title: Managing Director

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

TORTOISE ESSENTIAL ASSETS INCOME TERM FUND
By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/Stephen Pang
Name: Stephen Pang
Title: Managing Director

PRINCIPAL DIVERSIFIED SELECT REAL ASSET FUND
By Tortoise Capital Advisors, L.L.C. as Investment Adviser

By:	/s/Stephen Pang
Name: Stephen Pang
Title: Managing Director

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

KAYNE MULTIPLE STRATEGY FUND, L.P.
By: Kayne Anderson Capital Advisors, L.P., its general partner By: Kayne Anderson Investment Management, Inc., its general partner

By:	/s/ Paul Blank
Name:	Paul Blank
Title:	Chief Operating Officer

KAYNE SOLUTIONS FUND, L.P.
By: Kayne Solutions Marketable Securities, LLC, as its nominee

By:	/s/ Jon Levinson
Name:	Jon Levinson
Title:	Managing Partner, Kayne Solutions Fund GP, L.P., manager of Kayne Solutions Marketable Securities LLC

SAN BERNARDINO COUNTY EMPLOYEES’ RETIREMENT ASSOCIATION
By: Kayne Anderson Capital Advisors, L.P., its investment manager

By:	/s/ Paul Blank
Name:	Paul Blank
Title:	Chief Operating Officer

By:	/s/ Michael O’Neil
Name:	Michael O’Neil
Title:	Chief Compliance Officer

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

TFGI HOLDINGS LLC
By: Kayne Solutions Manager, L.P., its investment manager

By:	/s/ Jon Levinson
Name:	Jon Levinson
Title:	Managing Partner

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

LIBERTY MUTUAL OPPORTUNISTIC INVESTMENTS LLC

By:	/s/ Thomas Gaylord
Name:	Thomas Gaylord
Title:	Vice President

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

QSIP LP
By: Newlight Partners LP, its investment manager

By:	/s/ David Taylor
Name:	David Taylor
Title:	Authorized Signatory

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

SCI PARTNERS LP

By:	/s/ David Taylor
Name:	David Taylor
Title:	Authorized Signatory

[Signature Page to Amendment to Second Amended and Restated Registration Rights Agreement]

EXHIBIT A

Name	Address
Energy Capital Partners III, LP	51 John F Kennedy Pkwy #200 Short Hills, NJ 07078

Energy Capital Partners III-A, LP	51 John F Kennedy Pkwy #200 Short Hills, NJ 07078

Energy Capital Partners III-B, LP	51 John F Kennedy Pkwy #200 Short Hills, NJ 07078

Energy Capital Partners III-C, LP	51 John F Kennedy Pkwy #200 Short Hills, NJ 07078

Energy Capital Partners III-D, LP	51 John F Kennedy Pkwy #200 Short Hills, NJ 07078

Energy Capital Partners III (Sunnova Co-Invest), LP	51 John F Kennedy Pkwy #200 Short Hills, NJ 07078

QSIP LP	c/o Soros Fund Management LLC 250 West 55th Street, 38th Floor New York, NY 10019

FS Energy and Power Fund	c/o EIG / Blackstone Debt Funds Management LLC 345 Park Avenue, 31st Floor New York, NY 10154

FS KKR Capital Corp.	c/o EIG / Blackstone Debt Funds Management LLC 345 Park Avenue, 31st Floor New York, NY 10154

FS Investment Corporation II	c/o EIG / Blackstone Debt Funds Management LLC 345 Park Avenue, 31st Floor New York, NY 10154

FS Investment Corporation III	c/o EIG / Blackstone Debt Funds Management LLC 345 Park Avenue, 31st Floor New York, NY 10154

Orix Public Finance	1717 Main Street, Suite 900, Dallas, Texas 75201

Elk Mountain, Ltd.	100 Waugh Drive, #400 Houston, TX 77007

Minion Trail, Ltd.	100 Waugh Drive, #400 Houston, TX 77007

BCP-IIIJ, LP	4349 Crow Rd. Beaumont, TX 77706

BCP-IVC, LP	4349 Crow Rd. Beaumont, TX 77706

MTP Emerald Fund LLC	c/o MTP Energy Management LLC 1603 Orrington Ave., 13th Floor Evanston, IL 60201

MTP Energy Master Fund Ltd	c/o MTP Energy Management LLC 1603 Orrington Ave., 13th Floor Evanston, IL 60201

[Exhibit A]

Triangle Peak Partners II, LP	P.O. Box 3788 Carmel, CA 93921

TPP II Annex Fund, LP	P.O. Box 3788 Carmel, CA 93921

SEIS Holdings LLC	501 Bering Dr, #220 Houston, TX 77057

CGK Holdings LLC	501 Bering Dr. #220 Houston, TX 77057

Fayez Sarofim	P.O. Box 52830 Houston, TX 77052

FSI No. 2 Corporation	P.O. Box 52830 Houston, TX 77052

Portcullis Partners, LP	11 Greenway Plaza, Suite 2000 Houston, TX 77046

The Board of Trustees of the Leland Stanford Junior University (DAPER II)	635 Knight Way Stanford, CA, 94305-7297

Rebecca Rabinow Management Trust	3711 San Felipe #12-I Houston, TX 77027

1811 Pesikoff Family Trust (formerly the Sarah Rabinow Management Trust)	1811 North Blvd. Houston, TX 77098

Richard A. Rabinow	3711 San Felipe #12-I Houston, TX 77027

Jackson Leigh Ventures, LLC	3775 Arnold St. Houston, TX 77005

William J. Berger	3775 Arnold Houston, TX 77005

William J. Berger, IRA	3775 Arnold Houston, TX 77005

Greenway LoanCo, LLC	2808 Fairmount Ste. 100 Dallas, TX 75201

Jordan E. Frugé	730 Omar Houston, TX 77009

Lynda K. Attaway	1116 Rymer Switch Friendswood, TX 77546

Gerritt L. Ewing, Jr.	4110 Blue Bonnet Dr. Houston, TX 77025

Moeller Investment Family Limited Partnership	98 W. Racing Cloud Ct. The Woodlands, TX 77381

Brian A. Kerrigan	6139 Doliver Dr., Houston, TX 77057

BA and MS Brian Kerrigan, LLC	6139 Doliver Dr. Houston, TX 77057

Mark Poche	3411 S. Halls Point Ct. Missouri City, TX 77459

Esmeralda Martinez	25818 Riverside Creek Dr. Richmond, TX 77406

[Exhibit A]

Tortoise Energy Infrastructure Corp.	5100 W. 115th Place Leawood, KS 66211

Tortoise Midstream Energy Fund, Inc.	5100 W. 115th Place Leawood, KS 66211

Tortoise Power and Energy Infrastructure Fund, Inc.	5100 W. 115th Place Leawood, KS 66211

Tortoise Direct Opportunities Fund II, LP	5100 W. 115th Place Leawood, KS 66211

Tortoise Essential Assets Income Term Fund	5100 W. 115th Place Leawood, KS 66211

Principal Diversified Select Real Asset Fund	5100 W. 115th Place Leawood, KS 66211

[Exhibit A]